                                                                   EXHIBIT 10.15

                                                           [NATIONS CREDIT LOGO]


GUARANTY AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

1. GUARANTY. To induce NATIONSCREDIT DISTRIBUTION FINANCE, INC. ("NDF") to extend credit to MARINEMAX, INC., a Delaware corporation ("Debtor"), and in consideration of the benefits to accrue to the undersigned (jointly and severally, if more than one) ("Guarantor"), Guarantor hereby unconditionally guarantees and promises to pay to NDF on demand all Indebtedness of Debtor. As used herein, "Indebtedness" means any and all amounts owing to NDF from time to time by Debtor, whether principal, interest, fees, charges, expenses or other amounts, and whether owing jointly or severally.

     Demand for payment may be made hereunder at any time that an "Event of Default" exists under the Loan and Security Agreement of even date herewith between Debtor and NDF (as such agreement may be modified, renewed or extended, "Loan Agreement"). Unless otherwise defined, terms are used herein as defined in the Loan Agreement.

     This is a continuing guaranty covering all present and future Indebtedness of Debtor to NDF and shall include Indebtedness revived after being satisfied. If, due to a bankruptcy proceeding, lawsuit or any other circumstances, NDF ever returns or otherwise disgorges any Indebtedness previously paid, then Guarantor shall remain obligated to NDF hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received by NDF.

2. UNCONDITIONAL NATURE OF GUARANTY. Guarantor agrees: that NDF may, without notice or demand, from time to time renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of any Loan Papers, the Indebtedness or any part thereof, take and hold security for the payment of this agreement or the Indebtedness, exchange, enforce, waive, impair or release any such security, apply such security and direct the order or manner of sale thereof as NDF in its discretion may determine, and release, compound or substitute any one or more endorsers or guarantors; that NDF shall not be required to proceed against Debtor or any other person, proceed against or exhaust any security held for the Indebtedness, or pursue any other remedy available to NDF before making demand hereunder and proceeding against Guarantor; that until payment in full of all obligations of Debtor to NDF, Guarantor shall not have any right of subrogation, contribution, assignment of Indebtedness or reimbursement for payments made by Guarantor hereunder, nor any right to participate in any security now or hereafter held by NDF; that any act by NDF that injures or increases the risk of Guarantor or exposes Guarantor to greater liability shall not discharge any obligations hereunder; and that all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this agreement and of the existence or creation of additional Indebtedness are hereby waived. Guarantor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to security for any Indebtedness, even though that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Debtor. Guarantor acknowledges that this agreement is necessary to the conduct and promotion of the business of Guarantor, and can be expected to benefit such business. Guarantor's obligations hereunder shall not be discharged, impaired or affected by: the power or authority or lack thereof of Debtor to incur the Indebtedness, the validity or invalidity of any documents evidencing or securing the Indebtedness, NDF's failure to disclose any information that may be available to NDF regarding any defaults by Debtor or Debtor's ability to repay the Indebtedness, or any offsets, counterclaims or defenses (other than payment in full of the Indebtedness) that Guarantor may have to its obligations hereunder, all of which are hereby waived by Guarantor.

3. COLLATERAL. As security for the Indebtedness and for all present and future obligations of Guarantor to NDF, of whatever kind, now due or to become due, absolute or contingent, and whether joint, several, or joint and several, Guarantor hereby grants to NDF a continuing security interest in the following (collectively, "Collateral"), whether now owned or hereafter acquired, and wherever located: all of Guarantor's Accounts; all of Guarantor's Inventory; all of Guarantor's other goods, equipment, fixtures and furniture; all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing. Guarantor will sign all papers necessary to effect and perfect the assignments and security interests hereby granted, and will bear all costs of recordation and perfection.

4. COVENANTS. So long as any amounts are owing by Guarantor to NDF or this agreement is in effect, Guarantor agrees that it shall comply with all its agreements with NDF, and shall:

     (a) Not sell, transfer, encumber, lease or use any item of Collateral without NDF's prior written consent, except for the sale of inventory in the ordinary course of business, or as otherwise permitted in the Loan Agreement");
     (b) Keep accurate and complete records of the Collateral, and during reasonable hours, permit NDF to inspect the Collateral and to inspect and make copies of Guarantor's books and records;
     (c) Promptly report and pay all taxes and other charges against Collateral; maintain a perfected security interest in favor of NDF in the Collateral, subject only to other liens permitted under the Loan Agreement or otherwise acceptable to NDF in its reasonable discretion; and discharge all other liens, encumbrances, assessments, charges and adverse claims that attach to or are asserted against any Collateral;
     (d) Keep the Collateral insured for full value against all insurable risks with NDF as the loss payee, as its interest may appear, with endorsements satisfactory to NDF, and notify NDF in writing 10 days before changing or canceling any such policy; and
     (e) Deliver to NDF such financial statements and other information relating to the Collateral and Guarantor's financial condition, assets and prospects as required under the Loan Agreement, or as NDF shall reasonably request from time to time.

5. DEFAULTS. Any Event of Default shall constitute a default hereunder.

6. REMEDIES. During a default hereunder, NDF may, at its option and without notice, demand immediate payment of any or all obligations owing by Guarantor to NDF. NDF shall have all the rights and remedies available at law, in equity or by agreement, including those of a secured party under the Uniform Commercial Code in effect in any jurisdiction where Collateral is kept. Such rights shall include the right to cancel any committed but unfunded advances, to enter Guarantor's premises with or without legal process, but without breach of the peace, and/or to take possession of and remove Collateral, and books and records relating to Collateral. At NDF's request, Guarantor will assemble, prepare for removal and make available to NDF at a place designated by NDF such items of Collateral as NDF may from time to time request. During the continuance of a default, NDF may take control of any funds generated by the Collateral, and in NDF's name or Guarantor's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral. Guarantor waives any and all rights that it may have to a notice prior to seizure by NDF of any Collateral. Guarantor agrees that private sale to a manufacturer, distributor or vendor of any item financed by NDF at the amount owed to NDF on that item, less a reasonable restocking charge, shall be a commercially reasonable method of disposition. Ten days written notice of a public sale date or the date after which a private sale may occur shall be reasonable notice. To the fullest extent permitted by law, Guarantor waives relief from any appraisement, valuation, anti-deficiency, homestead, exemption or usury laws now or hereafter in effect. Guarantor shall pay all costs and expenses (including reasonable attorneys fees) incurred by NDF in enforcing the Indebtedness or this agreement.

7. MODIFICATION; EXPENSES. This agreement can be changed only by a writing signed by the parties. If Guarantor fails to perform any act required hereunder, including the payment and discharge of taxes, liens, adverse claims and insurance premiums relating to the Collateral, NDF may (but shall not be required to) perform such act. Amounts incurred by NDF in the performance of any such act or in the enforcement of this agreement shall be part of the obligations secured hereby, bear interest at the default interest rate provided in the Loan Agreement and be payable upon demand.

8. POWER OF ATTORNEY. Guarantor hereby irrevocably appoints NDF, including any officer or employee of NDF, as Guarantor's lawful attorney-in-fact with power of substitution to do the following acts on behalf of Guarantor during the continuance of any Event of Default: to execute and deliver in the name of Guarantor financing statements and amendments, lien filings, certificates of title and other instruments relating to Collateral; to endorse Guarantor's name on any checks, money orders and other instruments payable to Guarantor and relating to any Collateral; and generally to perform all acts and do all things appropriate to discharge Guarantor's duties hereunder, including making affidavits and acknowledging instruments as fully as if done by Guarantor. The foregoing powers are coupled with an interest and are irrevocable as long as the Loan Agreement is in effect or any Indebtedness is outstanding.

9. RATE LIMITATION. It is not the intention of any party to this agreement to make an agreement violative of any applicable laws relating to maximum permissible rates of interest. In no event shall Guarantor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable law. If NDF ever receives anything of value deemed excess interest under applicable law, such excess will be applied to principal or refunded to the payor.

10. MISCELLANEOUS. Time is of the essence in the performance of Guarantor's duties, but NDF's failure to insist upon strict compliance with this agreement shall not be deemed a waiver of any rights. A waiver by NDF on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All inspections by NDF are for the benefit of NDF only, and may not be relied upon by Guarantor or any other person. All rights and remedies of NDF hereunder are cumulative. Terms are used herein as defined in the Uniform Commercial Code. A copy of this agreement or any financing statement may be filed as a financing statement in any appropriate jurisdiction, to the extent permitted by applicable law. Notices shall be sent hereunder as provided in Section 8.02 of the Loan Agreement.

11. ASSIGNMENT. This agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns; provided, however, that Guarantor must have NDF's written consent before Guarantor can assign any of its rights or obligations under this agreement.

12. JOINT AND SEVERAL OBLIGATIONS. Guarantor agrees that its obligations under this agreement are joint and several with each other Guarantor that is party to this agreement. NDF may demand and receive payment from any Guarantor in any order, and may from time to time extend, modify, waive or release the obligations of any Guarantor, release or impair any security for any Guarantor's obligations, or otherwise take or omit to take any action with respect to any Guarantor, in every case without affecting the obligations of any other Guarantor hereunder. NDF shall not be required to proceed against any other Guarantor, or pursue any other remedy, prior to making any demand upon a Guarantor hereunder.

13. TERMINATION. This agreement may be terminated by Guarantor by delivery to NDF of written notice of revocation as to future transactions, which notice must be received at least 30 days prior to the effective date of the termination. Any such termination shall not affect the continuing liability of Guarantor with respect to Indebtedness created or committed prior to the effective date of the termination, and all rights, remedies and covenants hereunder shall extend until indefeasible payment of all such amounts.

14. LAW. This agreement shall be governed by the laws of the State of Georgia. The state and federal courts located in Atlanta, Georgia, including the U.S. District Court for the Northern District of Georgia, shall have jurisdiction to determine any claim or dispute pertaining to this agreement. The parties expressly consent to such jurisdiction, and waive any claims of inconvenient forum.

15. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF ANY FORUM STATE, GUARANTOR WAIVES TRIAL BY JURY IN ANY DISPUTE OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT OR ANY RELATED MATTERS.

16. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.


           GUARANTOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT.

                          Effective as of May 1, 1998.

                                            STOVALL MARINE, INC.


                                            By /s/ Michael H. McLamb
                                               ---------------------
                                               Michael H. McLamb, Vice President


                                      -2-